UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

REXAHN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

15245 Shady Grove Road, Suite 455, Rockville, MD 20850

(Address of principal executive offices and zip code)

(240) 268-5300

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Item 8.01 Other Events.

As previously reported, Rexahn Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement dated November 29, 2012 (the “Underwriting Agreement”) with Maxim Group LLC and Burrill LLC (the “Underwriters”) that provided for the sale of 19,130,435 shares (the “Firm Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) and Common Stock purchase warrants (the “Firm Warrants”) to purchase up to 10,521,739 shares of Common Stock. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45-Day option to purchase an additional 2,869,565 shares of Common Stock and warrants to purchase up to 1,578,261 shares of Common Stock to cover over-allotments, if any (the “Over-allotment Option”). On December 4, 2012, the Underwriters provided notice that they would partially exercise the Over-allotment Option to purchase an additional 869,565 shares of Common Stock (“Over-allotment Shares” and, collectively with the Firm Shares, the “Shares”), and warrants to purchase 478,261 shares of Common Stock (the “Over-allotment Warrants” and, collectively with the Firm Warrants, the “Warrants”). The offering of the Shares and Warrants was completed on December 4, 2012. The Company received gross proceeds from the offering of $6,600,000 prior to deducting underwriting discounts and commissions and offering expenses payable to the Company.

On December 7, 2012, the Underwriters provided notice to the Company that they would exercise the remaining portion of the Over-allotment Option to purchase 2,000,000 shares of Common Stock (the “Remaining Over-allotment Shares”) and warrants to purchase 1,100,000 shares of Common Stock (the “Remaining Over-allotment Warrants”). The Remaining Over-allotment Shares and the Remaining Over-allotment Warrants were sold in units (the “Units”), with each Unit consisting of one share of Common Stock and a warrant to purchase 0.55 of a share of Common Stock at an exercise price of $0.472 per whole share of Common Stock. Each Unit was sold at a public offering price of $0.33 per unit. The offering was completed on December 10, 2012. The Company received gross proceeds from the offering of $660,000, prior to deducting underwriting discounts and commissions and offering expenses payable by the Company.

On November 29, 2012, the Company filed with the Securities Exchange Commission a prospectus supplement relating to the Offering, dated November 29, 2012 (the “Prospectus Supplement”) to the prospectus (the “Prospectus”) included as part of the Company’s registration statement on Form S-3 declared effective by the Commission on July 5, 2011 (File No. 333-175073) (the “Registration Statement”). Exhibit 5.1 attached to this Current Report on Form 8-K is incorporated by reference in its entirety into the Prospectus Supplement and Registration Statement.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description

5.1	Opinion of Patton Boggs LLP.

23.1	Consent of Patton Boggs LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REXAHN PHARMACEUTICALS, INC.

Dated: December 10, 2012

/s/ Chang H. Ahn
Chang H. Ahn
Chairman and Chief Executive Officer